Exhibit 99

NEWS RELEASE
FOR IMMEDIATE RELEASE
SANDY SPRING BANCORP REPORTS
FIRST QUARTER RESULTS
INCLUDING MERGER RELATED COSTS
OLNEY, MARYLAND, April 17, 2007 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the first quarter of 2007 of $7.5 million ($.49 per diluted share) compared to $8.3 million ($.56 per diluted share) for the first quarter of 2006, a decrease of 10%. Net income for the quarter includes after-tax merger costs of $.4 million ($.02 per diluted share). The results of operations for Potomac Bank of Virginia (“Potomac”) are included subsequent to the close of business on February 15, 2007. On the date of purchase, Potomac had total loans of $198 million, total earning assets of $234 million, and total deposits of $197 million.
“On the plus side, we closed our merger with Potomac in mid-quarter, enabling our entry into northern Virginia for the first time in our history. The transaction should be accretive within the first full year of combined operations, but merger expenses had a negative impact on net income this quarter,” said Hunter R. Hollar, President and Chief Executive Officer. “The net interest margin declined to 4.07% from 4.14% at December 31, 2006 and 4.35% a year ago. Competition for demand deposits is tough across all of our markets. We are doing a good job growing loans and improving loan yields, yet rising deposit rates are substantially offsetting these efforts. Credit quality continues to be excellent with net charge-offs of less than one-tenth of 1% of total loans. We hope that as credit quality concerns loom across the banking industry, our stellar record will not be lost on investors.”
“Growth in noninterest income from sales of investment products and in trust and investment management fees continued to be favorable, reflecting our focus on the fee businesses in this rate environment,” said Hollar.
Sandy Spring Bancorp’s return on average stockholders’ equity was 11.96% for the first quarter of 2007, compared to 15.26% for the same period in the prior year. Return on average assets for the first quarter of 2007 was 1.12%, compared to 1.36% for the first quarter of 2006.
Comparing March 31, 2007 balances to March 31, 2006, total assets increased 18% to $2.9 billion due mainly to the acquisition of Potomac Bank of Virginia during the first quarter together with strong growth in the commercial loan portfolio. Total loans and leases increased 17% to $2.0 billion compared to the prior year. The Potomac acquisition accounted for approximately 71% of the year-over-year loan growth. Excluding the Potomac acquisition, the loan portfolio increased 5% over the first quarter of the prior year. This was comprised mainly of an 18% increase in commercial loans which was somewhat offset by a decline in mortgage loans due to a sale of loans in the third quarter of 2006. Customer funding sources, which include deposits plus other short-term borrowings from core customers, increased 18% to $2.4 billion at March 31, 2007. Again, over 58% of the growth in such funding sources was due to the Potomac acquisition. Excluding the Potomac acquisition, customer funding sources increased 8% over the first quarter of the prior year. Stockholders’ equity totaled $275.3 million at quarter-end, and represented 9.3% of total assets, compared to 9.0% at March 31, 2006.
The provision for loan and lease losses totaled $0.8 million for the first quarter of 2007 compared to $1.0 million for the first quarter of 2006. The allowance for loan and lease losses represented 1.09% of outstanding loans at March 31, 2007.
The Company’s management will host a conference call to discuss its first quarter results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.
DETAILED REVIEW OF FINANCIAL RESULTS
Comparing the first quarter of 2007 and 2006, net interest income increased by $0.8 million, or 4%, due primarily to continued growth in the loan portfolio and higher loan yields which were largely offset by increased rates on interest-bearing deposits and an increased use of time deposits, as noninterest bearing deposits continued to decrease. These factors produced a net interest margin decrease to 4.07% in 2007 from 4.35% in 2006.
Noninterest income increased to $10.9 million in the first quarter of 2007 as compared to $9.8 million in 2006, an increase of 11%. Insurance agency commissions increased 28% over 2006 due to higher premiums from commercial property and casualty and physicians liability lines. Service charges on deposit accounts increased 25% while fees on sales of investment products increased 11% over the prior year period due to increased sales volumes. Trust and investment fees increased 8% due mainly to growth in assets under management. Gains on sales of mortgage loans decreased due to market conditions.
Noninterest expenses were $23.6 million in the first quarter of 2007 compared to $20.4 million in 2006, an increase of $3.2 million or 16%. This increase was driven mainly by $.6 million in merger costs together with operating expense of Potomac which combined to add $1.2 million in expenses for the quarter. Excluding expenses related to Potomac, the increase in noninterest expenses was due primarily to a 53% increase in marketing costs due to the timing of campaigns in the first quarter together with increases in salaries and consulting expenses.

About Sandy Spring Bancorp/Sandy Spring Bank
With $2.9 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the second largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 38 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.
For additional information or questions, please contact:
Hunter R. Hollar, President & Chief Executive Officer, or
Philip J. Mantua, Executive V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
E-mail: HHollar@sandyspringbank.com
             PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com
Forward-Looking Statements: Sandy Spring Bancorp makes forward-looking statements in this News Release that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp’s actual future results may differ materially from those indicated. In addition, the Company’s past results of operations do not necessarily indicate its future results.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,		%
	2007	2006	Change

Profitability for the period:
Net interest income	$24,015	$23,177	4
Provision for loan and lease losses	839	950	(12)
Noninterest income	10,906	9,846	11
Noninterest expenses	23,614	20,356	16
Income before income taxes	10,468	11,717	(11)
Net income	$7,545	8,340	(10)

Return on average assets	1.12%	1.36%
Return on average equity	11.96%	15.26%
Net interest margin	4.07%	4.35%
Efficiency ratio — GAAP based *	67.62%	61.64%
Efficiency ratio — traditional *	63.01%	56.91%

Per share data:
Basic net income	$0.49	$0.56	(13)
Diluted net income	0.49	0.56	(13)
Dividends declared	0.23	0.22	5
Book value	17.51	15.21	15
Tangible book value	13.11	13.61	(4)
Average fully diluted shares	15,400,865	14,924,571

At period-end:
Assets	$2,945,477	$2,501,752	18
Deposits	2,274,322	1,839,355	24
Loans and leases	2,036,182	1,744,348	17
Securities	560,940	542,053	3
Stockholders’ equity	275,319	225,137	22

Capital and credit quality ratios:
Average equity to average assets	9.32%	8.92%
Allowance for loan and lease losses to loans and leases	1.09%	1.02%
Nonperforming assets to total assets	0.24%	0.12%
Annualized net charge-offs to average loans and leases	0.00%	0.01%

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.

The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP-based and Traditional Efficiency Ratios
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Noninterest expenses—GAAP based	$23,614	$20,356
Net interest income plus noninterest income— GAAP based	34,921	33,023

Efficiency ratio—GAAP based	67.62%	61.64%

Noninterest expenses—GAAP based	$23,614	$20,356
Less non-GAAP adjustment:
Amortization of intangible assets	802	742

Noninterest expenses—traditional ratio	22,812	19,614

Net interest income plus noninterest income— GAAP based	34,921	33,023
Plus non-GAAP adjustment:
Tax-equivalency	1,285	1,442
Less non-GAAP adjustments:
Securities gains	2	0

Net interest income plus noninterest income — traditional ratio	36,204	34,465

Efficiency ratio — traditional	63.01%	56.91%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	March 31		December 31
	2007	2006	2006
Assets
Cash and due from banks	$61,145	$47,707	$54,945
Federal funds sold	48,138	16,709	48,978

Cash and cash equivalents	109,283	64,416	103,923

Interest-bearing deposits with banks	28,192	684	2,974
Residential mortgage loans held for sale (at fair value)	9,660	7,534	10,595
Investments available-for-sale (at fair value)	282,023	235,407	256,845
Investments held-to-maturity — fair value of $266,937 $295,887 and $273,206, respectively	261,208	290,684	267,344
Other equity securities	17,709	15,962	16,719

Total loans and leases	2,036,182	1,744,348	1,805,579
Less: allowance for loan and lease losses	(22,186)	(17,860)	(19,492)

Net loans and leases	2,013,996	1,726,488	1,786,087

Premises and equipment, net	50,834	45,448	47,756
Accrued interest receivable	16,485	12,851	15,200
Goodwill	53,913	10,826	12,494
Other intangible assets, net	15,244	12,916	10,653
Other assets	86,930	78,536	79,867

Total assets	$2,945,477	$2,501,752	$2,610,457

Liabilities
Noninterest-bearing deposits	$449,604	$429,062	$394,662
Interest-bearing deposits	1,824,718	1,410,293	1,599,561

Total deposits	2,274,322	1,839,355	1,994,223

Short-term borrowings	325,657	383,870	314,732
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	26,905	16,319	26,917
Other long-term borrowings	8,274	2,071	1,808

Total liabilities	2,670,158	2,276,615	2,372,680

Stockholders’ Equity
Common stock — par value $1.00; shares authorized 50,000,000; shares issued and outstanding 15,724,895 14,801,934 and 14,826,805, respectively	15,725	14,802	14,827
Additional paid in capital	60,520	26,978	27,869
Retained earnings	203,044	184,344	199,102
Accumulated other comprehensive income(loss)	(3,970)	(987)	(4,021)

Total stockholders’ equity	275,319	225,137	237,777

Total liabilities and stockholders’ equity	$2,945,477	$2,501,752	$2,610,457

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Interest income:
Interest and fees on loans and leases	$34,574	$28,858
Interest on loans held for sale	195	150
Interest on deposits with banks	90	10
Interest and dividends on securities:
Taxable	3,871	3,031
Exempt from federal income taxes	2,727	3,016
Interest on federal funds sold	437	112

Total interest income	41,894	35,177
Interest expense:
Interest on deposits	13,788	7,674
Interest on short-term borrowings	3,481	3,749
Interest on long-term borrowings	610	577

Total interest expense	17,879	12,000

Net interest income	24,015	23,177
Provision for loan and lease losses	839	950

Net interest income after provision for loan and lease losses	23,176	22,227
Noninterest income:
Securities gains	2	0
Service charges on deposit accounts	2,308	1,848
Gains on sales of mortgage loans	638	782
Fees on sales of investment products	800	718
Trust and investment management fees	2,281	2,116
Insurance agency commissions	2,690	2,108
Income from bank owned life insurance	684	553
Visa check fees	590	535
Other income	913	1,186

Total noninterest income	10,906	9,846
Noninterest expenses:
Salaries and employee benefits	13,434	12,471
Occupancy expense of premises	2,417	2,126
Equipment expenses	1,602	1,316
Marketing	529	341
Outside data services	926	781
Amortization of intangible assets	802	742
Other expenses	3,904	2,579

Total noninterest expenses	23,614	20,356

Income before income taxes	10,468	11,717
Income tax expense	2,923	3,377

Net income	$7,545	$8,340

Basic net income per share	$0.49	$0.56
Diluted net income per share	0.49	0.56
Dividends declared per share	0.23	0.22
Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data	2007	2006
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1

Profitability for the quarter:
Tax-equivalent interest income	$43,179	$42,000	$41,695	$39,372	$36,619
Interest expense	17,879	16,770	15,896	14,021	12,000
Tax-equivalent net interest income	25,300	25,230	25,799	25,351	24,619
Tax-equivalent adjustment	1,285	1,625	1,677	1,499	1,442
Provision for loan and lease losses	839	250	550	1,045	950
Noninterest income	10,906	10,064	9,590	9,395	9,846
Noninterest expenses	23,614	22,218	21,694	20,828	20,356
Income before income taxes	10,468	11,201	11,468	11,374	11,717
Income tax expense	2,923	2,887	3,346	3,279	3,377
Net Income	7,545	8,314	8,122	8,095	8,340

Financial ratios:
Return on average assets	1.12%	1.26%	1.24%	1.27%	1.36%
Return on average equity	11.96%	13.75%	13.93%	14.34%	15.26%
Net interest margin	4.07%	4.14%	4.25%	4.30%	4.35%
Efficiency ratio — GAAP based *	67.62%	65.99%	64.35%	62.65%	61.64%
Efficiency ratio — traditional *	63.01%	60.85%	59.20%	57.81%	56.91%

Per share data:
Basic net income	$0.49	$0.56	$0.55	$0.55	$0.56
Diluted net income	$0.49	$0.55	$0.55	$0.54	$0.56
Dividends declared	$0.23	$0.22	$0.22	$0.22	$0.22
Book value	$17.51	$16.04	$15.92	$15.48	$15.21
Tangible book value	$13.11	$14.48	$14.30	$13.93	$13.61
Average fully diluted shares	15,400,865	14,940,873	14,915,454	14,884,677	14,924,571

Noninterest income breakdown:
Securities gains	$2	$0	$0	$1	$0
Service charges on deposit accounts	2,308	2,201	1,904	1,950	1,848
Gains on sales of mortgage loans	638	929	718	549	782
Fees on sales of investment products	800	696	783	763	718
Trust and investment management fees	2,281	2,286	2,164	2,196	2,116
Insurance agency commissions	2,690	1,345	1,406	1,618	2,108
Income from bank owned life insurance	684	639	591	567	553
Visa check fees	590	631	603	612	535
Other income	913	1,337	1,421	1,139	1,186
Total	10,906	10,064	9,590	9,395	9,846

Noninterest expense breakdown:
Salaries and employee benefits	$13,434	$12,695	$12,622	$12,730	$12,471
Occupancy expense of premises	2,417	2,153	2,175	2,039	2,126
Equipment expenses	1,602	1,364	1,384	1,412	1,316
Marketing	529	610	1,160	472	341
Outside data services	926	717	872	833	781
Amortization of intangible assets	802	740	743	742	742
Other expenses	3,904	3,939	2,738	2,600	2,579
Total	23,614	22,218	21,694	20,828	20,356

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization expenses from noninterest expenses; excludes security gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data	2007	2006
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$404,177	$390,852	$396,811	$386,805	$428,698
Residential construction loans	144,744	151,399	175,067	169,564	166,767
Commercial mortgage loans	621,692	509,726	505,181	461,708	425,392
Commercial construction loans	225,108	192,547	185,615	214,628	188,477
Commercial loans and leases	282,854	216,238	204,023	200,712	193,524
Consumer loans	357,607	344,817	348,793	348,547	341,490
Total loans and leases	2,036,182	1,805,579	1,815,490	1,781,964	1,744,348
Less: allowance for loan and lease losses	(22,186)	(19,492)	(19,433)	(18,910)	(17,860)
Net loans and leases	2,013,996	1,786,087	1,796,057	1,763,054	1,726,488
Goodwill	53,913	12,494	12,606	12,606	12,596
Other intangible assets, net	15,244	10,653	11,431	12,173	12,916
Total assets	2,945,477	2,610,457	2,600,633	2,588,528	2,501,752
Total deposits	2,274,322	1,994,223	1,947,850	1,818,347	1,839,355
Customer repurchase agreements	114,712	99,382	129,213	235,853	181,520
Total stockholders’ equity	275,319	237,777	235,868	228,913	225,137

Quarterly average balance sheets:
Residential mortgage loans	$406,886	$407,277	$405,430	$449,482	$427,609
Residential construction loans	151,194	162,084	172,873	167,632	161,649
Commercial mortgage loans	565,277	504,698	465,989	436,036	424,467
Commercial construction loans	203,371	189,027	218,798	206,419	186,606
Commercial loans and leases	246,218	205,582	199,968	196,093	188,747
Consumer loans	353,668	346,030	346,639	345,194	339,299
Total loans and leases	1,926,614	1,814,698	1,809,697	1,800,856	1,728,377
Securities	551,566	544,877	583,156	554,157	555,061
Total earning assets	2,518,797	2,416,120	2,407,185	2,367,100	2,294,665
Total assets	2,743,890	2,610,023	2,600,092	2,560,633	2,484,687
Total interest-bearing liabilities	2,048,323	1,937,685	1,934,668	1,895,652	1,821,530
Noninterest-bearing demand deposits	408,954	407,659	410,912	419,454	418,214
Total deposits	2,099,409	1,970,953	1,851,098	1,819,255	1,799,213
Customer repurchase agreements	101,805	120,597	212,123	196,359	167,620
Stockholders’ equity	255,781	239,921	231,364	226,440	221,599

Capital and credit quality measures:
Average equity to average assets	9.32%	9.19%	8.90%	8.84%	8.92%
Loan and lease loss allowance to loans and leases	1.09%	1.08%	1.07%	1.06%	1.02%
Nonperforming assets to total assets	0.24%	0.15%	0.15%	0.10%	0.12%
Annualized net (charge-offs) recoveries to average loans and leases	0.00%	(0.01)%	0.00%	0.00%	0.01%

Miscellaneous data:
Net (charge-offs) recoveries	$17	($191)	($27)	$5	$24
Nonperforming assets:
Non-accrual loans and leases	1,982	1,910	1,495	1,691	585
Loans and leases 90 days past due	5,084	1,823	2,346	988	2,473
Restructured loans and leases	0	0	0	0	0
Other real estate owned, net	0	182	0	0	0
Total nonperforming assets	7,066	3,915	3,841	2,679	3,058

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands and tax-equivalent)

	Three Months Ended March 31,
	2007			2006
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$406,886	$6,078	5.97%	$427,609	$6,133	5.74%
Residential construction loans	151,194	2,717	7.29	161,649	2,834	7.11
Commercial mortgage loans	565,277	10,249	7.35	424,467	7,351	7.02
Commercial construction loans	203,371	4,581	9.13	186,606	3,807	8.27
Commercial loans and leases	246,218	5,033	8.29	188,747	3,602	7.74
Consumer loans	353,668	6,111	7.01	339,299	5,281	6.31

Total loans and leases	1,926,614	34,769	7.30	1,728,377	29,008	6.79
Securities	551,566	7,883	5.86	555,061	7,489	5.51
Interest-bearing deposits with banks	6,997	90	5.20	958	10	4.28
Federal funds sold	33,620	437	5.27	10,269	112	4.44

TOTAL EARNING ASSETS	2,518,797	43,179	6.95%	2,294,665	36,619	6.46%

Less: allowance for loan and lease losses	(20,667)			(17,316)
Cash and due from banks	52,004			45,570
Premises and equipment, net	49,235			45,611
Other assets	144,521			116,157

Total assets	$2,743,890			$2,484,687

Liabilities and Stockholders’ Equity
Interest-bearing demand deposits	$231,152	$189	0.33%	$236,570	$165	0.28%
Regular savings deposits	163,037	156	0.39	199,281	215	0.44
Money market savings deposits	547,135	4,974	3.69	371,686	2,349	2.56
Time deposits	749,131	8,469	4.58	573,462	4,945	3.50

Total interest-bearing deposits	1,690,455	13,788	3.31	1,380,999	7,674	2.25
Borrowings	357,868	4,091	4.63	440,531	4,326	3.95

TOTAL INTEREST-BEARING LIABILITIES	2,048,323	17,879	3.54	1,821,530	12,000	2.66

Noninterest-bearing demand deposits	408,954			418,214
Other liabilities	30,832			23,344
Stockholder’s equity	255,781			221,599

Total liabilities and stockholders’ equity	$2,743,890			$2,484,687

Net interest income and spread		25,300	3.41%		24,619	3.80%

Less: tax equivalent adjustment		1,285			1,442

Net interest income		24,015			23,177

Interest income/earning assets			6.95%			6.46%
Interest expense/earning assets			2.88			2.11

Net interest margin			4.07%			4.35%

*	Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 6.55% (or a combined marginal federal and state rate of 39.26%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $5,210,000 in 2007 and $5,847,000 in 2006.